UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

PALOMINO LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56582	88-1619619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 Castilian Drive, Suite 102, Goleta, CA	93117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 756-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2026, Palomino Laboratories Inc. (the “Company”), entered into subscription agreements (each a “Subscription Agreement”) with certain accredited investors and sold in an initial closing (the “Initial Closing”) of a private placement (the “Offering”) an aggregate of 3,773,853 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of $15,095,412.00, at a purchase price of $4.00 per Share.

On April 30, 2026, the Company and certain accredited investors mutually agreed to effect, and effected, an additional closing, with respect to 470,000 Shares for gross proceeds of $1,880,000.00 (the “Second Closing”). The offering and sale of the Shares will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the Second Closing, Laidlaw & Company (UK) Ltd. (the “Placement Agent”) was paid at closing (i) a cash fee equal to ten percent (10%) of the gross proceeds delivered to the Company on the closing date by parties introduced by the Placement Agent and (ii) five percent (5%) of the gross proceeds delivered to the Company on the closing date by parties introduced by the Company, as well as a non-allocable expense reimbursement equal to two (2%) of the gross proceeds delivered by Placement Agent introduced investors on a closing date to the Company, and one (1%) of the gross proceeds delivered by Company introduced investors on a closing date to the Company. The Placement Agent also received 374,761 warrants to purchase shares of Common Stock which are exercisable for five (5) years and have an exercise price equal to 120% of the lowest price per share of the shares of Common Stock issued or issuable to investors in the Offering (the “Placement Agent Warrants”).

The Placement Agent Warrants have an exercise price of $4.80 per share and a term of five (5) years from the Second Closing of the Offering, which was the final closing of the Offering, and will be exercisable for cash. The Placement Agent Warrants have “weighted average” anti-dilution protection, subject to customary exceptions, including but not limited to issuances of awards under the 2025 Equity Incentive Plan.

The foregoing description of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by the full text of the Placement Agent Warrants, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The description of the terms and conditions of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the full text of form of Subscription Agreement, a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2026, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2026).

4.2	Form of Placement Agent Warrants

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2026	PALOMINO LABORATORIES INC.

	By:	/s/ Jeffrey B. Shealy
	Name:	Jeffrey B. Shealy
	Title:	Chief Executive Officer